Exhibit 23.2

Consent of Independent Certified Public Accountants

     We consent to the incorporation by reference in this Current Report on Form 8-K and in the Registration Statements on Forms S-3 (Nos. 333-70085, 333-30596, 333-38890, 333-42500, 333-48270, 333-61912, 333-67190, 333-88038, and 333-97285) and Forms S-8 (Nos. 333-68755, 333-69385, 333-84187, 333-91347, 333-92437, 333-32448, 333-37918, 333-39184, 333-42498, 333-42772, 333-42728, 333-48224, 333-48262, 333-44094, 333-54646, 333-54672, 333-68724, 333-70420, 333-73142, 333-73858, 333-86838, 333-86868, 333-97539, 333-111211, 333-113395 and 333-113399) of Conexant Systems, Inc. of our report dated July 21, 2003 with respect to the financial statements of the Wireless LAN Product Group of Intersil Corporation, acquired by GlobespanVirata, Inc. in August 2003, from GlobespanVirata, Inc.’s amended Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 12, 2003.

/s/ Ernst & Young LLP
Ernst & Young LLP

Orlando, Florida
March 11, 2004